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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-4 of Synthetic S-4 of Synthetic Industries, Inc. of our report dated November 12, 1996 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

New York, New York
March 11, 1997